EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   CWALT, INC.

         The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     First: The name of the corporation is CWALT, Inc. (the "Corporation").

     Second: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     Third: The nature of business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities:

                    a. To acquire, own, hold, sell, transfer, pledge or otherwise dispose of:

                         (1) interests in loan agreements, promissory notes or
                    other evidences of indebtedness secured by mortgages, pledge agreements or other security devices on one-to four-family residential properties or shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperative buildings ("Mortgage Loans");

                         (2) mortgage-backed securities issued and/or guaranteed
                    as to timely payment of interest and/or principal by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation; and

                         (3) mortgage pass-through certificates and other
                    collateralized mortgage obligations issued by a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation engaged in the business of establishing trusts and acquiring and selling residential loans to such trusts and selling beneficial interests in such trusts.

                    b. To act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement to issue series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Mortgage Loans and/or to issue series

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                    (any of which series may be issued in one or more classes)
                    of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Mortgage Loans and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of such Certificates and/or Debt Obligations ("Securities").

                    c. To hold, pledge, transfer, or otherwise deal with Certificates, Debt Obligations, including Certificates or Debt Obligations representing a subordinated interest in Mortgage Loans ("Subordinated Interests") or residual interest in Mortgage Loans ("Residential Interests").

                    d. To loan or invest or otherwise apply proceeds from Mortgage Loans, funds received in respect of Certificates, Debt Obligations, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors.

                    e. To engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the GCL that are incidental to and necessary or convenient for accomplishment of the foregoing purposes.

     Fourth: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, and the par value of such shares shall be $0.01 per share.

     Fifth: The name and mailing address of the sole incorporator is as follows:

           Name                                     Mailing Address
           ----                                     ---------------
           Glenda J. Daniel                         4500 Park Granada, CH-11
                                                    Calabasas, CA  91302

     Sixth: The Corporation is to have perpetual existence.

     Seventh: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          2. In furtherance and not in limitation of the powers conferred by statutes, the Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to, or repeal the bylaws of the Corporation.

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          3. The number of directors of the Corporation shall initially be five and thereafter shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

          4. At least one director of the Corporation will be an Independent Director. An "Independent Director" shall be an individual who is not a director, officer or employee of any direct or indirect parent of the corporation or of any affiliate of any such parent (provided that an Independent Director may be an Independent Director of any such affiliate that is a special purpose entity).

          5. In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the GCL, this Certificate of Incorporation and the bylaws of the Corporation; provided, however, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaw had not been adopted. The Corporation's Board of Directors will duly authorize all of the Corporation's actions.

          6. The Corporation's funds and other assets will not be commingled with those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

          7. The Corporation will maintain separate corporate records and books of account from those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

     Eighth: The Corporation shall not issue, assume or guarantee any debt securities unless such debt securities are acceptable to the rating agencies that have rated any Certificates or Debt Obligations without termination or lowering by such rating agencies of their ratings thereof.

     Ninth: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

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     Tenth: Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of any trustees in dissolution or any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of the creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     Eleventh: (a) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article ELEVENTH by the stockholders of the corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (b) If the GCL shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the GCL, as so amended.

     Twelfth: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation, for so long as any rated Securities remain outstanding, shall not:

               (i) Engage in any business or activity other than those set forth in Article THIRD;

               (ii) dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

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                    (A) the entity (if other than the Corporation) formed or
               surviving the consolidation or merger or which acquires the properties and assets of the Corporation, is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation, and has a Certificate of Incorporation containing provisions identical to the provisions of Articles THIRD, SEVENTH, EIGHTH, TWELFTH, and SIXTEENTH of this Certificate of Incorporation;

                    (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; and

                    (C) the Corporation receives written confirmation from each rating agency then rating any outstanding Securities that such merger or consolidation will not result in the downgrade or withdrawal of the rating then assigned to any Securities then rated by such rating agency; and

               (iii) without the affirmative vote of 100% of the members of the Board of Directors of the Corporation, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of the Corporation.

     Thirteenth: The Board of Directors, by the affirmative vote of a majority of the whole Board, and irrespective of any personal interest of its members, shall have authority to provide for reasonable compensation to all directors for services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

     Fourteenth: Meetings of stockholders and directors may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books and records of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware.

     Fifteenth: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the GCL as it may be in effect from time to time, except as to any action, suit, or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors. No amendment or repeal of this Article FIFTEENTH shall apply to or have any effect

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on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Sixteenth: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that no such amendment of Articles THIRD, SEVENTH, EIGHTH, TWELFTH, or SIXTEENTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Certificates or Debt Obligations that such amendment shall not result in the termination or lowering of the rating of such Certificates or Debt Obligations.

     IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinbefore named do hereby execute this Certificate of Incorporation this 22nd day of May 2003.


                            /s/ Glenda J. Daniel
                            --------------------------------------
                            Glenda J. Daniel, Sole Incorporator


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